Exhibit 4.1


                               Immunomedics, Inc.

               5% Senior Convertible Notes due 2008 & Common Stock

                          Registration Rights Agreement

                                                                  April 27, 2005

Ladies and Gentlemen:

            Immunomedics, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several purchasers whose names are set forth on Schedule A hereto, (collectively, the "Purchasers" and each, a "Purchaser"), upon the terms set forth in each purchase agreement between the Company and a Purchaser (collectively, the "Purchase Agreements", and each, a "Purchase Agreement"), its 5% Senior Convertible Notes due 2008 (such notes and the additional notes that may subsequently be purchased upon exercise of a Holder's option pursuant to such Purchase Agreements, the "Notes") and the Warrants entitling the holder thereof to purchase shares of the Company's Common Stock (such warrants and additional warrants that may subsequently be purchased upon exercise of a Holder's option pursuant to such Purchase Agreements, the "Warrants," and, together with the Notes, the "Securities"). As an inducement to the Purchasers to enter into Purchase Agreements and in satisfaction of a condition to the obligations of each Purchaser thereunder, the Company agrees with each Purchaser, who from time to time holds Registrable Securities (as defined herein) as follows:

            Section 1. Definitions. (a) Capitalized terms used herein without definition have the meanings ascribed to them in the Purchase Agreements. As used in this Agreement, the following defined terms have the following meanings:

            "Additional Interest" has the meaning assigned thereto in Section 7(a) hereof.

            "Additional Interest Payment Date" means each Interest Payment Date as defined in the Indenture.

            "Affiliate" of any specified person means any other person who or which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Applicable Amount" means, (i) with respect to the Notes, the principal amount of the Notes and (ii) with respect to shares of Common Stock issued upon conversion of the Securities pursuant to the Indenture, the principal amount of Securities that would then be convertible into such number of shares.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

            "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

            "Common Stock" means the Company's common stock, par value $0.01 per share.

            "DTC" means The Depository Trust Company.

            "Effectiveness Period" has the meaning assigned thereto in Section 2(b)(i) hereof.

            "Effective Time" means the time at which the Commission declares any Shelf Registration Statement effective or at which any Shelf Registration Statement otherwise becomes effective.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

            "Holder" means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

            "Indenture" means the Indenture, dated as of April 29, 2005, between the Company and Law Debenture Trust Company of New York, pursuant to which the Securities are to be issued, and as amended and supplemented from time to time in accordance with its terms.

            "Institutional Accredited Investor" means an institutional investor that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "Issue Date" means the first date of original issuance of the Securities.

            "Majority of Holders" means Holders holding over 50% of the aggregate principal amount of Registrable Securities outstanding.

            "Notice and Questionnaire" means a Notice of Registration Statement and Selling Securityholder Election and Questionnaire substantially in the form of Appendix A hereto.

            "Notice Holder" has the meaning assigned thereto in Section 3(a)(i) hereof.

            "Option" means a Holder's right to purchase additional Registrable Securities pursuant to the terms of a Purchase Agreement.

            The term "person" means an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Prospectus" means the prospectus included in any Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registrable Securities" means all or any portion of the Notes from time to time under the Indenture in registered form and the Warrants under the Warrant Agreement, the shares of Common Stock issuable upon conversion of the Notes or exercise of Warrants until the earliest of: (A) the date when such Registrable Security has been registered pursuant to an effective registration statement and disposed of in accordance therewith, (B) the date when all of the Common Stock issuable upon conversion of Securities have been sold pursuant to Rule 144 under the Securities Act, (C) the date on which the Holders of the Notes, Warrants and Common Stock issuable upon conversion of the Securities are able to sell all such Securities immediately pursuant to Rule 144(k) (or any successor rule or regulation) under the Securities Act or (D) the date when all of the Notes, Warrants and Common Stock issuable upon conversion of the Securities cease to be outstanding.

            "Registration Default" has the meaning assigned thereto in Section 7(a) hereof.

            "Securities Act" means the United States Securities Act of 1933, as amended.

            "Shelf Registration" means a registration effected under the Securities Act pursuant to Section 2 hereof.

            "Shelf Registration Statement" means a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, and any additional "shelf" registration statement or registration statements filed under the Securities Act to permit the registration and sale of Registrable Securities pursuant to Section 3(a)(ii) hereof.

            "Suspension Period" has the meaning assigned thereto in Section 2(c) hereof.

            "Suspension Notice" has the meaning assigned thereto in Section 3(z) hereof.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same is amended from time to time.

            The term "underwriter" means any underwriter, or any person deemed to be an underwriter pursuant to the Securities Act or the Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time, of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

            (b) Wherever there is a reference in this Agreement to a percentage of the "principal amount" of Registrable Securities or to a percentage of Registrable Securities, each share of Common Stock issued upon conversion of the Securities shall represent a principal amount or percentage of Registrable Securities determined based on a quotient, (i) the numerator of which shall be equal to the aggregate principal amount of Securities issued, less the aggregate principal amount of Securities outstanding as of the date of determination, and
(ii) the denominator of which shall be equal to the aggregate number of shares of Common Stock issued upon conversion of the Securities as of the date of determination.

            Section 2. Shelf Registration. (a) The Company shall, no later than 120 calendar days following the Issue Date, file with the Commission a Shelf Registration Statement relating to the resale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and, thereafter, shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act no later than 180 calendar days following the Issue Date; provided, however, that no Holder shall be entitled to be named as a selling securityholder in any Shelf Registration Statement as of the date it is declared effective or to use the Prospectus forming a part thereof for offers and resales of Registrable Securities unless such Holder is a Notice Holder. The Company shall amend the Shelf Registration Statement in accordance with the terms and conditions of this Agreement to include therein any Registrable Securities acquired by Notice Holders resulting from the exercise of Options.

            (b) Subject to Section 2(c) hereof, the Company shall use its reasonable best efforts:

            (i) to keep any Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 3(j) hereof, in order to permit the Prospectus forming a part thereof to be usable by the Notice Holders listed therein until the earliest date when at least one of the following is true with respect to the Registrable Securities registered thereby: (A) the Registrable Securities have been disposed of pursuant to an effective Shelf Registration Statement, (B) the Registrable Securities have been sold pursuant to Rule 144 under the Securities Act, (C) the Registrable Securities are eligible to be sold pursuant to Rule 144(k) (or any successor rule or regulation) under the Securities Act or (D) the Registrable Securities cease to be outstanding (such period being referred to herein as the "Effectiveness Period"); and

            (ii) after the Effective Time of the Shelf Registration Statement, upon receipt of a completed and signed Notice and Questionnaire from any Holder of Registrable Securities that is not then a Notice Holder, to take the actions provided for in Section 3(a)(ii) hereof.

The Company shall be deemed not to have used its reasonable best efforts to keep any Shelf Registration Statement effective during the Effectiveness Period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities under such Shelf Registration Statement during that period, unless such action is (A) required by applicable law and the Company thereafter promptly complies with the requirements of Section 3(j) hereof or (B) permitted pursuant to Section 2(c) hereof.

            (c) After the Effective Time of the Shelf Registration Statement, the Company may suspend the use of any Prospectus by written notice to the Notice Holders for a period not to exceed an aggregate of 45 calendar days in any 90 calendar day period (each such period, a "Suspension Period") if:

            (i) an event has occurred and is continuing as a result of which the Shelf Registration Statement would, in the Company's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

            (ii) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the Company and its subsidiaries taken as a whole.

provided, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction, the Company may extend a Suspension Period for an additional 15 calendar day period; provided further, however, that, notwithstanding anything to the contrary herein, any Suspension Periods permitted under this subsection (c), including, without limitation, any extension of a Suspension Period, may not exceed an aggregate of 90 calendar days in any 360 calendar day period.

            Section 3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:

            (a) (i) Not less than 30 calendar days prior to the time the Company in good faith intends to have the Shelf Registration Statement declared effective, the Company shall distribute the Notice and Questionnaire to the Holders of Registrable Securities. The Company shall take action to name as a selling securityholder in the Shelf Registration Statement at the Effective Time each Holder that completes, executes and delivers a Notice and Questionnaire to the Company at the address set forth in the Notice and Questionnaire (a "Notice Holder") prior to or on the 20th calendar day after such Holder's receipt thereof so that such Holder is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder's Registrable Securities in accordance with applicable law. The Company will not be required to take any action to name any Holder as a selling securityholder in the Shelf Registration Statement at the time of its effectiveness or to enable any Holder to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder has returned a completed and signed Notice and Questionnaire to the Company as set forth in this Section 3(a).

                  (ii) After the Effective Time of the Shelf Registration Statement, the Company shall, upon the request of any Holder of Registrable Securities that is not then a Notice Holder, promptly send a Notice and Questionnaire to such Holder. After the Effective Time of the Shelf Registration Statement, the Company shall (A) after the date a completed and signed Notice and Questionnaire is delivered to the Company, prepare and file with the Commission (x) a supplement to the Prospectus as promptly as practicable or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement or an additional Shelf Registration Statement as promptly as practicable after the end of the fiscal quarter ended not less than 10 days after receipt of the Notice and Questionnaire and (y) any other document required by applicable law, so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in a Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder's Registrable Securities in accordance with applicable law, and (B) if the Company files a post-effective amendment to the Shelf Registration Statement, or an additional Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment or such additional Shelf Registration Statement to become effective under the Securities Act as promptly as is practicable; provided, however, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company will not be obligated to take the actions set forth in this clause (ii) until the termination of such Suspension Period.

            (b) The Company shall furnish to each Notice Holder, prior to the Effective Time, a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to such Notice Holders, prior to the filing with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein (other than supplements solely for the purpose of naming one or more Notice Holders as selling securityholders), and shall use its best efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Notice Holders and their respective counsel reasonably may propose.

            (c) The Company shall promptly take such action as may be necessary so that (i) the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) comply in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time, (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, in the form delivered to purchasers of the Registrable Securities during the Effectiveness Period, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) The Company shall promptly advise each Notice Holder:

            (i) when the Shelf Registration Statement has been filed with the Commission and when the Shelf Registration Statement has become effective, in each case by issuing a public announcement thereof to Reuters Economic Services or Bloomberg Business News;

            (ii) when any Prospectus supplement, Shelf Registration Statement or post-effective amendment to a Shelf Registration has been filed with the Commission and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective by the Commission, provided, however that the Company shall not be required by this clause (ii) to notify any previously existing Notice Holder of the filing of a prospectus supplement that merely names one or more other Notice Holders as selling securityholders;

            (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of any proceedings for such purpose;

            (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

            (v) of the happening of any event or the existence of any state of facts that requires the making of any changes in any Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice will be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made, which notice need not specify the nature of the event giving rise to such suspension).

            (e) The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of any Shelf Registration Statement.

            (f) The Company shall, as promptly as reasonably practicable, furnish to each Notice Holder, and any underwriter, upon their request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder).

            (g) The Company shall, during the Effectiveness Period, deliver to each Notice Holder, without charge, as many copies of each Prospectus in which the Notice Holder is listed as a selling securityholder included in the applicable Shelf Registration Statement and any amendment or supplement thereto, as such Notice Holder may reasonably request; and the Company consents (except during a Suspension Period or during the continuance of any event described in
Section 3(d) (iii)-(vi) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Notice Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

            (h) Prior to any offering of Registrable Securities pursuant to a Shelf Registration Statement, the Company shall (i) register or qualify (or at the Notice Holder's option, cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification or exemption from such registration or qualification of) such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions within the United States as any Notice Holder may reasonably request in writing, (ii) keep such registrations or qualifications or exemption therefrom in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Notice Holder or underwriter, to complete its distribution of Registrable Securities pursuant to such Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) subject itself to general or unlimited service of process or to taxation in any such jurisdiction if they are not now so subject

            (i) Unless any Registrable Securities are in book-entry only form, the Company shall cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Shelf Registration Statement, which certificates, if so required by any securities market or exchange upon which any Registrable Securities are quoted or listed, will be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates will be free of any restrictive legends and in such permitted denominations and registered in such names as Notice Holders may request in connection with the sale of Registrable Securities pursuant to such Shelf Registration Statement.

            (j) Upon the occurrence of any fact or event contemplated by paragraph 3(d)(v) above, subject to Section 2(c) hereof, the Company shall promptly, but in any event within 20 Business Days following such occurrence, prepare, and file a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus included therein or file any other document with the Commission so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Notice Holders of the occurrence of any fact or event contemplated by paragraph 3(d)(v) above, the Notice Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

            (k) Not later than the Effective Time of a Shelf Registration Statement, the Company shall, as applicable, provide a CUSIP number for the debt securities to be sold pursuant to a Shelf Registration Statement.

            (l) The Company shall use its best efforts to comply with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, as in effect at any relevant time, and make generally available to its securityholders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than at the time required by the Securities Act and the Exchange Act and the rules and regulations thereunder, as in effect at any relevant time, commencing on the first day of the first fiscal quarter of the Company commencing after (i) the effective date of a Shelf Registration Statement, (ii) the effective date of each post-effective amendment to such Shelf Registration Statement, or (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in such Shelf Registration Statement, which statements will cover said 12-month periods.

            (m) Not later than the Effective Time of the initial Shelf Registration Statement, the Company shall use its best efforts to cause the Indenture to be qualified under the Trust Indenture Act; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

            (n) The Company shall enter into such customary agreements and take all such other necessary actions in connection therewith (including those reasonably requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities; provided, that the Company will not be required to take any action in connection with an underwritten offering without its consent.

            (o) The Company shall (i) make reasonably available for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Registrable Securities are included in a Shelf Registration Statement, any underwriter participating in any disposition pursuant to any Shelf Registration Statement, and any attorney, accountant or other agent retained by such Notice Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all information reasonably requested by such Notice Holders or any such underwriter, attorney, accountant or agent in connection with such Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that such persons shall, at the Company's request, first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery, or inspection, as the case may be, of such information will be kept confidential by such persons and will be used solely for the purposes of exercising rights under this Agreement, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering will, to the greatest extent possible, be coordinated on behalf of the Notice Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Notice Holders and other parties.

            (p) The Company will use its best efforts to cause the Common Stock issuable upon conversion of the Notes or exercise of Warrants to be quoted or listed on the Nasdaq National Market or other market or stock exchange on which the Common Stock primarily trades on or prior to the Effective Time of each Shelf Registration Statement hereunder.

            (q) The Company will make, cooperate and assist in any filings required to be made with National Association of Securities Dealers, Inc.

            (r) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

            (s) The Company shall furnish to each of the underwriter(s), if any, and their respective counsel, if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such underwriter(s) and counsel, for a period of at least five Business Days, and the Company will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Registrable Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within five Business Days after the receipt thereof. The Company shall also furnish to each of the underwriter(s), if any, and their respective counsel, if any, before filing with the Commission, if reasonably practicable, or otherwise promptly after filing with the Commission, copies of any amendments to the Shelf Registration Statement or supplements to the Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), and to make the Company's representatives available for discussion of such amendments or supplements and make such changes in such amendments or supplements prior to the filing thereof, if reasonably practicable, or prepare and file further amendments or supplements, as underwriter(s), if any, or their respective counsel, if any, may reasonably request subject to the provisos contained in the last sentence of Section 3(s) hereof. An objection by an underwriter or by counsel to an underwriter shall be deemed to be a reasonable objection to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

            (t) The Company shall, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation:
(i) information relating to the "Plan of Distribution" of the Registrable Securities, (ii) information with respect to the principal amount of Securities or number of shares of Common Stock issued upon conversion of the Securities being sold, (iii) the purchase price being paid therefor and (iv) any other terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that with respect to any information requested for inclusion by a selling Holder, this clause (t) shall apply only to such information that relates to the Registrable Securities to be sold by such selling Holder; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

            (u) Subject to any notice by the Company in accordance with this
Section 3 of the existence of any fact or even of the kind described in Section 3(d)(vi), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

            (v) If an underwriting agreement is entered into in connection with the registration, the Company shall:

            (i) upon request, furnish to each selling Holder and each underwriter, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling security holders, upon the date of closing of any sale of Registrable Securities in an Underwritten
      Registration:

                  (A) a certificate, dated the date of such closing, signed by the Chief Financial Officer of the Company confirming, as of the date thereof, matters of the type set forth in the Purchase Agreement and such other matters as such parties may reasonably request;

                  (B) opinions, each dated the date of such closing, of counsel to the Company covering such of the matters as are customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities; and

                  (C) customary comfort letters, dated the date of such closing, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

            (ii) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 5 hereof with respect to all parties to be indemnified; and

            (iii) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause
      (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause 3(v).

            (w) The Company shall, before any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or "Blue Sky" laws of such jurisdictions in the United States as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (i) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (ii) to subject itself to taxation in any such jurisdiction if it is not now so subject.

            (x) The Company shall cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Debentures to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA, and execute and use its commercially reasonable efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

            (y) The Company shall, if reasonably requested by the underwriter(s), make appropriate officers of the Company reasonably available to the underwriter(s) for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" or marketing material in a manner consistent with other new issuances of other securities similar to the Registrable Securities.

            (z) Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice (a "Suspension Notice") from the Company of the existence of any fact of the kind described in Section 3(d)(v) hereof, such Holder will, and will use its reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until:

            (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 3(d)(v) hereof; or

            (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

      If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice of suspension.

            Section 4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Shelf Registration Statements are declared effective. Such fees and expenses include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with United States federal and state securities or "Blue Sky" laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with "Blue Sky" qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Shelf Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Shelf Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, and
(v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock. In addition, the Company shall bear or reimburse the Notice Holders for the reasonable fees and disbursements of one firm of legal counsel for the Holders (up to a maximum of $5,000), but which may, upon the written consent of a majority of the Holders (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

            Section 5. Indemnification and Contribution. (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Notice Holder, each person, if any, who controls any such Notice Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Affiliate of any Notice Holder from and against any loss, claim, damage, liability or expense whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereto or any related preliminary prospectus or the Prospectus or any amendment thereto of supplement thereof, or arises out of, or is based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein; and provided further, however, that the Company will not be liable to any such indemnified party in any such case to the extent that such loss, claim, damage, liability or expense arises from an offer or sale by a Notice Holder of Registrable Securities during a Suspension Period, if such indemnified party is a Notice Holder that received from the Company a notice of the commencement of such Suspension Period prior to the making of such offer or sale. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any indemnified party. The Company will not be liable under this Section 5(a) for any settlement of any action effected without its written consent, which will not be unreasonably withheld; provided, however, that with respect to actions pursuant to clauses (1), (2) and (3) of Section 5(c), no such consent will be required.

            (b) Indemnification by the Notice Holders. Each Notice Holder, severally and not jointly, shall indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, liability or expense whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action in respect thereof) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereto or any related preliminary prospectus or the Prospectus or any amendment thereto of supplement thereof, or arises out of, or is based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission made therein was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Notice Holder specifically for use therein. In no event shall the liability of any selling Notice Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation. The foregoing indemnity agreement is in addition to any liability that any Notice Holder may otherwise have to the Company, and any such controlling person.

            (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under this Section 5 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 5. If any such claim or action is brought against an indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that a Majority of Holders will have the right to employ counsel to represent jointly a Majority of Holders and its respective directors, employees, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by a Majority of Holders against the Company under this Section 5 if
(1) employment of such counsel has been authorized in writing by the indemnifying party, or (2) such indemnifying party has not employed counsel to have charge of the defense of such proceeding within 30 days of the receipt of notice thereof, or (3) such indemnified party has reasonably concluded that the representation of such indemnified party and those directors, employees, officers and controlling persons by the same counsel representing the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them or where there may be one or more defenses available to them that are different from, additional to or in conflict with those available to the indemnifying party, and in any such event ((1), (2) or (3)) the fees and expenses of such separate counsel shall be paid by the indemnifying party as incurred. It is understood that the indemnifying party will not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. No indemnifying party may, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought hereunder (whether or not the indemnified party or parties are actual or potential parties thereto) unless (x) such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

            (d) Contribution. If the indemnification provided for in this
Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the registration of the Registrable Securities pursuant to the Shelf Registration, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) is deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this
Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. Notwithstanding any other provision of this Section 5(d), the Holders of the Registrable Securities will not be required to contribute any amount in excess of the amount by which the gross proceeds received by such Holders from the sale of the Registrable Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as the Company. The Holders' respective obligations to contribute pursuant to this
Section 5 are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Registration Statement and not joint. The remedies provided for in this Section 5 are not exclusive and do not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (e) The indemnity and contribution provisions contained in this
Section 5 will remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling such Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company, and
(iii) any sale of Registrable Securities pursuant to the Shelf Registration Statement.

            Section 6. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities will be entitled to sell any Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to
Section 3(a) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Notice Holder will constitute a representation and warranty by such Notice Holder that the information relating to such Notice Holder and its plan of distribution is as set forth in the Prospectus delivered by such Notice Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Notice Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Notice Holder or its plan of distribution necessary in order to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

            Section 7. Additional Interest. (a) If (i) on or prior to the 120th day following the Issue Date, the Shelf Registration Statement has not been filed with the Commission, (ii) on or prior to the 180th day following the Issue Date, the Shelf Registration Statement is not declared effective under the Securities Act by the Commission, (iii) except as provided in Section 2(c) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without such disability being cured within 10 Business Days by an effective post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure, or (iv) prior to or on the 45th or 60th day as the case may be, of any Suspension Period, such suspension has not been terminated or any Suspension Periods exceed an aggregate of 90 days in any 360-day period, ( each a "Registration Default"), the Company will pay interest in addition to the interest then payable on the Notes, ("Additional Interest"), from and including the day following the date of such Registration Default to but excluding the day on which such Registration Default is cured, at an annual rate equal to 0.5% on the Applicable Amount, which rate shall increase by an additional 0.5% per annum every 90 days that such Registration Default is continuing, provided that such Additional Interest shall under no circumstances exceed a maximum rate of 2.0% per annum.

            (b) So long as any Securities remain outstanding, the Company shall notify the Trustee within 2 Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clause (a) of this Section 7 will be payable in cash semi-annually in arrears on each Additional Interest Payment Date, commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date with respect to Securities that are Registrable Securities. All accrued Additional Interest shall be paid by the Company to Record Holders of Registrable Securities on each Additional Interest Payment Date by wire transfer of immediately available funds or by federal bank check. The Company agrees to deliver all notices, certificates and other documents contemplated by the Indenture in connection with the payment of Additional Interest.

All obligations of the Company set forth in this Section 7 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such Registrable Security shall have been satisfied in full; provided, however, that Additional Interest shall cease to accrue on the day immediately prior to the date such Registrable Security ceases to be a Registrable Security.

            (c) Except as provided in Section 8(a) hereof, the Additional Interest set forth in this Section 7 will be the exclusive remedy available to the Holders of Registrable Securities for such Registration Default. In no event will the Company be required to pay Additional Interest in excess of the applicable maximum rate of 2.00% per annum set forth above, regardless of whether one or multiple Registration Defaults exist.

            Section 8. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further reasonable action as any Holder may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities (other than the Registrable Securities) under any section of the Exchange Act.

            Section 9. Miscellaneous. (a) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Notice Holders under Section 7 hereof, are entitled to compel specific performance of the obligations of the Company under this Registration Rights Agreement in accordance with the terms and conditions of this Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

            (b) Amendments and Waivers. This Agreement, including this Section 9(b), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and a Majority of the Holders. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter will be bound by any amendment, waiver or consent effected pursuant to this Section 9(b), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and will be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

            (i) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

            (ii) if to the Company, to:

                  Immunomedics, Inc.
                  300 American Road
                  Morris Plains, New Jersey 07950
                  Attention:  Gerard Gorman, Chief Financial Officer
                  Facsimile:  (973) 605-8282

                  with a copy to:

                  Cadwalader Wickersham & Taft LLP
                  One World Financial Center
                  New York, New York 10281
                  Attention:  Gerald A. Eppner, Esq.
                  Facsimile:  (212) 504-6666

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

            (d) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Notice Holder will be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities acquires Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee will, without any further writing or action of any kind, be entitled to receive the benefits of and, if a Notice Holder, will be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

            (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (f) Headings. The headings in this Agreement are for convenience of reference only and do not limit or otherwise affect the meaning hereof.

            (g) Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of New York.

            (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto are enforceable to the fullest extent permitted by law.

            (i) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Notice Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and will survive the transfer and registration of the Registrable Securities of such Holder.

            Section 10. Submission to Jurisdiction; Appointment of Agent for Service. The Company agrees that any suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company agrees that a final judgment in any such proceeding brought in any such court will be conclusive and binding thereupon and may be enforced in any other court in the jurisdiction to which the Company is or may be subject by suit upon such judgment.

            Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                       Very truly yours,

                                       Immunomedics, Inc.



                                       By:____________________________________
                                          Name:
                                          Title:

Accepted as of the date hereof:

[Purchaser]

By:__________________________________
   Name:
   Title:

                                                                       Exhibit 1


                   Exhibit 1 To Election and Questionnaire

             Notice of Transfer of Transfer Restricted Securities

Immunomedics, Inc.
300 American Road
Morris Plains, New Jersey 07950

      Re:   Immunomedics, Inc.'s
            5% Convertible Senior Notes due 2008 (the "Notes")
            --------------------------------------------------

Dear Sirs:

            Please be advised that __________ has transferred Transfer Restricted Securities (as defined in Appendix A to the Registration Rights Agreement, dated as of April [__], 2005 by and among the Company and the purchasers listed therein (the "Registration Rights Agreement") and such person's rights under the Registration Rights Agreement related to such Transfer Restricted Securities to the following person and in the following amounts:

            [Amount and Description]

            [Name]

            [Address]

                                       Very truly yours,

                                       [name]


                                       By:____________________________
                                          (Authorized Signature)

Dated:__________________